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                                                                Exhibit 10.6


                                OMNIBUS AGREEMENT


                  OMNIBUS AGREEMENT (this "Agreement"), dated as of June 16, 1999, by and among MCII Holdings (USA), Inc., a Delaware corporation ("Holdings"), Consorcio G Grupo Dina, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Dina"), Joseph Littlejohn & Levy Fund III, L.P. ("JLL"), CIBC WG Argosy Merchant Fund 2, LLC ("CIBC Argosy") and Co-Investment Merchant Fund 3, LLC ("CMF" and, together with JLL and CIBC Argosy, the "Investors").


                                    RECITALS

                  WHEREAS, pursuant to the Investment Agreement (the "Investment Agreement"), dated as of June 11, 1999, by and among JLL, CIBC Argosy WG Merchant Fund 2, L.L.C. ("CIBC Argosy"), Co-Investment Merchant Fund 3, LLC ("CMF" and, together with JLL and CIBC Argosy, the "Investors") and Dina, the Investors acquired, among other things, certain securities of Holdings, and simultaneously therewith, Holdings repurchased from Dina certain securities of Holdings owned by Dina; and

                  WHEREAS, as a condition to the consummation of the Investment Agreement, the Investors have required that Dina and Holdings enter into an agreement with respect to (i) the Latin American Rights (as hereinafter defined), (ii) the Dina Distribution Rights (as hereinafter defined), (iii) St. Matthews Equipment Disposition Rights (as hereinafter defined) and the MME Offer (as hereinafter defined); and

                  WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement; and

                  WHEREAS, the parties desire to enter into such agreements, on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


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                                    ARTICLE I

                       ST. MATTHEWS EQUIPMENT DISPOSITION

                  Section 1.1 Holdings shall, and shall cause Motor Coach Industries Limited ("MCIL"), a wholly owned subsidiary of Holdings to sell to Dina or one of its affiliates, all of the equipment set forth in Schedule I hereto (the "Equipment") located at MCIL's manufacturing facility at 1149 St. Matthews Avenue, Winnipeg, Manitoba, Canada (the "St. Matthews Facility") on an "AS IS WHERE IS" basis for aggregate consideration of $1.00 (the "St. Matthews Equipment Disposition").

                  Section 1.2 It is the intention of Holdings to discontinue its parts operations at the St. Matthews Facility as promptly as possible and to transfer the production of such parts and the Equipment to MME (as hereinafter defined). The consummation of the St. Matthews Equipment Disposition shall occur at the Closing; PROVIDED, HOWEVER, that following such sale, Dina shall lease the Equipment to MCIL for a term of up to 3 years for an annual rental of $1.00. Notwithstanding the foregoing, the parties agree to use their reasonable efforts to cause the Equipment to be delivered to Dina as promptly as practicable following the Closing; PROVIDED, FURTHER, that such transfer shall not occur until Holdings' determination, in its reasonable judgment, that the manufacturing facilities of Mexicana de Manufacturas Especiales, S.A. de C.V. ("MME") and the products manufactured at such facility comply with the quality and delivery standards established by Holdings for such products.

                                   ARTICLE II

                              LATIN AMERICAN RIGHTS

                  Section 1.3 In the event that Holdings determines not to manufacture, distribute or sell its products (the "Holdings Products") or otherwise engage in the Business in any country situated in Latin America and that such business should be conducted by a third party, Holdings shall give notice (of such intention to Dina (the "License Notice") and, to the extent permitted by

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applicable law, shall offer (the "License Offer") to Dina the right to license (the "License") from Holdings the right to manufacture, distribute and sell the Holdings products in such country (the "Latin American Right").

                  Section 1.4 The License shall be a royalty bearing license on such commercially reasonable terms relating to the manufacture, distribution and sale of the Holdings products as are mutually agreeable to Holdings and Dina and shall be effective with respect to those countries in Latin America in which Holdings has determined not to sell or distribute the Holdings Products.

                  Section 1.5 Dina shall have 60 business days (the "License Response Period") within which to accept the License Offer. In the event that
(i) Dina notifies Holdings that it does not wish to accept the License Offer,
(ii) fails to notify Holdings within the Response Period or (iii) the parties are unable to agree on the terms of the License, Holdings shall have the right to offer the License to a third party on terms no less favorable to Holdings than those offered by Dina.


                                   ARTICLE III

                            DINA DISTRIBUTION RIGHTS

                  Section 1.6 In the event that Dina determines to distribute or sell any of its body-on-chassis bus products (the "Dina Products") through an unaffiliated third party in the United States and/or Canada, Dina shall give notice in writing (the "Distribution Notice") to Holdings of such intention and shall provide to Holdings a right of first refusal with respect to the right to distribute the Dina Products in the United States and/or Canada (the "Dina Distribution Rights").

                  Section 1.7 The Distribution Rights shall be on such terms and conditions as are mutually agreeable to Dina and Holdings, but in no event less favorable to

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Holdings than any other distribution rights granted by Dina with respect to its products.

                  Section 1.8 Holdings shall have 60 business days within which to exercise its right to distribute the Dina Products (the "Acceptance Period"). In the event that (i) Holdings notifies Dina that it does not wish to exercise such right, (ii) fails to give notice within the Acceptance Period or (iii) the parties are unable to agree on the terms of the Distribution Rights, Dina may offer the Distribution Rights to a third party on terms no less favorable to Dina than those offered to Holdings.

                  Section 1.9 Notwithstanding the foregoing, the parties acknowledge and agree that this section shall be inapplicable, and Holdings shall have no rights, in the event that Dina determines to distribute or sell the Dina Products directly, without the use of a third party.


                                   ARTICLE IV

                                 MME INVESTMENT

                  Section 1.10 Promptly after the Closing, Dina shall offer the Investors the right to purchase collectively twenty (20%) percent of MME on a pro-rata basis in accordance with their respective ownership of Holdings for a price and on other terms to be mutually agreed upon ("Initial MME Offer"). Upon receipt of such offer, each Investor shall have 180 days to accept such offer. An Investor's failure to accept such offer shall be deemed to be a rejection of such offer and the other Investors shall have the right to acquire such Investor's proportionate share on a pro-rata basis.

                  Section 1.11 In the event that Holdings or its affiliates acquire Bluebird Corporation (the "Acquisition"), Dina shall offer the Investors the right to acquire collectively an additional thirty (30%) percent of MME on a pro-rata basis in accordance with their respective ownership of Holdings for a price and on other terms to be mutually agreed upon ("Additional MME

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Offer" and, together with the Initial MME Offer, the "MME Offer"). In the event that the Acquisition occurs prior to the Initial MME Offer, the Investors shall have the right to acquire an aggregate of fifty (50%) percent of MME and Dina shall not be required to make the Initial MME Offer. Such offer shall be made to the Investors by Dina within twenty business days following the consummation of the acquisition of Bluebird and each Investor shall have twenty business days to accept such offer. An Investor's failure to accept such offer shall be deemed to be a rejection of such offer and the other Investors shall have the right to acquire such Investor's proportionate share on a pro-rata basis.

                  Section 1.12 Dina and the Investors agree to use their reasonable best efforts to agree on the price and terms on which any interest in MME is to be acquired.

                                    ARTICLE V

                                    INSURANCE

                  Section 1.13 Holdings agrees to use commercially reasonable efforts to assist Dina in obtaining favorable rates for directors and officers liability insurance.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 1.14 FURTHER ASSURANCES. From time to time after the date hereof, at the request of a party hereto and at the expense of the party so requesting, the other party hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

                  Section 1.15 NOTICES. Unless otherwise provided in this Agreement, all notices and other communications required or permitted to be given hereunder

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shall be in writing and shall be (a) delivered by hand, (b) delivered by a nationally recognized, commercial overnight delivery service, (c) mailed postage prepaid by certified mail, return receipt requested, or (d) transmitted by facsimile:

                  If to Dina, to:         Consorcio G Grupo
                                          Dina, S.A. de C.V.
                                          Tlacoquemecatl No. 41
                                          Colonia Del Valle
                                          03100, Mexico D.F., Mexico
                                          Facsimile: 011-525-420-3977
                                          Attention:  Rafael Gomez Flores

                  Copies to:              Winston & Strawn
                                          35 West Wacker Drive
                                          Chicago, Illinois
                                          Facsimile:  312-558-5700
                                          Attention:  M. Finley Maxson, Esq.

                  If to Holdings, to:     MCII Holdings (USA), Inc.
                                          c/o Motor Coach Industries
                                            International, Inc.
                                          10 East Golf Road
                                          Des Plaines, Illinois  60016
                                          Facsimile:  847-299-9900
                                          Attention:  Tim Nalepka, Esq.

                  If to JLL, to:          Joseph Littlejohn & Levy
                                          450 Lexington Avenue
                                          New York, New York  10017
                                          Facsimile:  212-286-8626
                                          Attention:  Mr. Jeffrey C. Lightcap

                  Copies to:              Skadden, Arps, Slate, Meagher &
                                              Flom LLP
                                          One Rodney Square
                                          Wilmington, Delaware  19801
                                          Facsimile:  302-651-3001
                                          Attention:  Robert B. Pincus, Esq.

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                  If to CIBC Argosy       c/o CIBC World Market Corp.
                  or CMF, to:             425 Lexington Avenue, 3rd Floor
                                          New York, New York  10017
                                          Facsimile:  212-885-4998
                                          Attention:  Mr. Jay Levine

                  Copies to:              Cahill Gordon & Reindel
                                          80 Pine Street
                                          New York, New York  10005
                                          Facsimile:  212-269-5420
                                          Attention:  Roger Meltzer, Esq.

Such notices shall be deemed given: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (iii) in the case of mail, five days after deposit in the United States postal system, certified mail, return receipt requested, postage prepaid; and (iv) in the case of facsimile notices, when electronic confirmation of receipt is received by the sender. Any party may change its addressee, address or facsimile number by written notice to the other party given in accordance with this Section 6.2, PROVIDED that any such notice shall be effective only upon receipt.

                  Section 1.16 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                  Section 1.17 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, directly or indirectly, by a party hereto without the prior written consent of the other party, except that any party may assign its rights to any of its respective affiliates; and, PROVIDED FURTHER, that no such assignment shall relieve any party hereto from its obligations under this Agreement.

                  Section 1.18 NO THIRD-PARTY BENEFICIARIES. Except as specifically contemplated herein, this Agreement is not intended and shall not be deemed to confer

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upon or give any person or entity except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

                  Section 1.19 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 1.20 INTERPRETATION. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" shall mean including without limitation. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  Section 1.21 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles. The parties hereto waive their right to a jury trial with respect to disputes hereunder; all such disputes shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association in New York, New York and the order of such arbitrators shall be final and binding on all parties hereto and may be entered as a judgment in a court having jurisdiction over the parties. Each Investor, the Company and Dina hereby agree and consent to the jurisdiction of the Chancery Court of and for New Castle County, Delaware (the "Court"). Dina hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section
6.2. Dina has appointed The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as its authorized agent (the "Dina Authorized Agent") upon which process may be served in any suit, action or proceeding based on this Agreement which may be instituted in any Court, by Holdings or Dina, and Dina expressly accepts the juris-

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diction of any such Court in respect of any such suit, action or proceeding. Such appointment shall be irrevocable. Dina represents and warrants that the Dina Authorized Agent has agreed to act as said agent for service of process, and Dina agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect. Service of process upon the Dina Authorized Agent and written notice of such service to Dina shall be deemed, in every respect, effective service of process upon Dina.

                            [SIGNATURE PAGES FOLLOW]




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Omnibus Agreement as of the day and year first above written.


                                    CONSORCIO G GRUPO DINA, S.A. DE C.V.



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                    MCII HOLDINGS (USA), INC.



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                    JOSEPH LITTLEJOHN & LEVY FUND III, LP.


                                    By: JLL ASSOCIATES III, L.L.C.
                                    Its general partner


                                    By:
                                        -------------------------------------
                                        Managing member


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                                    CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.



                                    By:
                                        -------------------------------------
                                        Jay Levine, authorized signatory



                                    CO-INVESTMENT MERCHANT FUND 3, LLC



                                    By:
                                        -------------------------------------
                                        Jay Levine, authorized signatory